EXHIBIT 99.1

157 Broad Street • Suite 109 • Red Bank, NJ 07701 • 732.741.2840 • www.BigString.com
FOR IMMEDIATE RELEASE

PeopleString Registration Statement Goes Effective

RED BANK, N. J., September 22, 2010 – PeopleString Corporation received a Notice of Effectiveness for its registration statement on Form S-1 as of September 17, 2010 at 5:30 PM.  BigString (BSGC OTC-BB) currently owns ten million common shares, or 29.5% of PeopleString Corporation.  900,000 common shares of PeopleString Corporation held by BigString were included for registration in the S-1 registration statement.
About BigString
BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services.  In addition to permitting users to send recallable, erasable, self-destructing emails, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.
About PeopleString
PeopleString Corporation, owner and operator of PeopleString.com, is a social network with a multi-tiered affiliate program.  PeopleString shares revenue generated from advertising and marketing affiliations with the active users of its social network.
Forward-Looking Statements
Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby.  Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation’s actual results could differ materially from expected results.
###
CONTACT:	Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com

Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com.